UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 2, 2005

CoTherix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50794	04-3513144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

5000 Shoreline Court, Suite 101, South San Francisco, CA 94080

(Address of principal executive offices and zip code)

(650) 808-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 2, 2005, effective as of October 1, 2005, CoTherix, Inc. (the "Company") entered into Amendment No. 1 to AAD Device Supply Agreement (the "First Amendment"), by and between the Company and Respironics Respiratory Drug Delivery (UK) Ltd., formerly known as Profile Drug Delivery Ltd. ("Respironics").

The First Amendment amends the AAD Device Supply Agreement, dated as of December 29, 2004, by and between the Company and Profile Drug Delivery Ltd. (the "Agreement"). A copy of the Agreement was filed with the Securities and Exchange Commission on January 12, 2005, as Exhibit 10.22 to the Company's registration statement on Form S-1, as amended (File No. 333-121970).

The First Amendment amends the Agreement by (i) revising the market exclusivity feature to: (a) expand the exclusivity to include additional devices, (b) expand the exclusivity from pulmonary arterial hypertension to pulmonary hypertension and (c) narrow the exclusivity from all pharmaceuticals for the treatment of pulmonary arterial hypertension to all prostacyclins and prostacyclin analogues for the treatment of pulmonary hypertension, (ii) exercising an option for exclusivity in the pulmonary hypertension market for compounds belonging to the prostacyclin class in the United States, its territories and possessions, which the Company has the right to renew on an annual basis during the Term (as defined in the Agreement), and (iii) clarifying the rights for and effects of termination under the Specialty Pharmacy Company Supply Agreement (as defined in the Agreement) by each of Respironics and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2005

CoTherix, Inc.
By: _/s/ Christine E. Gray-Smith________ Christine E. Gray-Smith Executive Vice President and Chief Financial Officer